UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers. On February 24, 2016, the Compensation Committee of the Board of Directors of the Company approved the adoption of the 2016 Executive Incentive Compensation Program.

Of the five executive officers of the Company named in the Summary Compensation Table for 2015 in the Company's 2015 proxy statement, one, Con L. Wadsworth, President of the Company's Ralph L. Wadsworth Construction Company, LLC subsidiary, is eligible to participate in the program. The others are no longer with the Company. Among the other participants in the program will be the Company's Executive Vice President & Chief Financial Officer, Ronald A. Ballschmiede. No other current executive officer of the Company will participate in the program.

The following is a brief summary of the program, which is qualified in its entirety by the Program Description, a copy of which is attached hereto as Exhibit 10.1 and by the form of Restricted Stock Award Agreement, a copy of which is attached hereto as Exhibit 10.2, both of which exhibits are incorporated herein by this reference.

The 2016 Executive Incentive Compensation Program is a one-year program that provides for establishing at the beginning of 2016 a target amount for each participant, which is the amount that can be earned by the participant if all the goals of the program are achieved in 2016, and is expressed as a percent of the participant's base salary.

Incentive compensation is earned based on the level of achievement of a Company earnings-per-share (EPS) goal for 2016, individual performance goals, and for participants in the Company's operating units, an operating-unit earnings before interest and taxes goal. The EPS goal and the individual performance goals of officers of the Company and of the chief executives of the Company's subsidiaries are subject to approval by the Compensation Committee of the Board of Directors.

Payment of one-half of any incentive compensation earned under the program is made in cash, and one-half in the form of an award of shares of the Company's common stock that are subject to restrictions on their sale or other transfer and to forfeiture in certain circumstances, except that with respect to Mr. Wadsworth, his incentive compensation, if any is earned, will be payable all in cash. The restrictions lapse at the end of three years if the participant is then still an employee of the Company.

The effect of the termination of employment of a participant during 2016 ranges from forfeiture of all of the benefits of the program, in the case of a termination for cause or a resignation by the participant, to full benefits based on the actual financial results for the year and an assumption that the participant completed all individual performance goals satisfactorily, in the event of a termination of employment without cause, for permanent disability or the death of the participant.

The following table shows some additional information about the program, including various program and participant percentages.

Program Term:	One year (January 1 – December 31, 2016)
Target Amount as a percent of salary:	Con L. Wadsworth 100% Ronald A. Ballschmiede 170%
The EPS Goal: Minimum Required Achievement Level: Cap on Achievement Level:	Accounts for 50% of the Target Amount 80% of the EPS Goal 120% of the EPS Goal
Individual Performance Goals:	Account for 50% of the Target Amount (no minimum & no cap)

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1#	Program Description — 2016 Executive Incentive Compensation Program (furnished herewith)
10.2#	Form of 2016 Executive Incentive Compensation Program Restricted Stock Award Agreement (furnished herewith)

# Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
10.1#	Program Description — 2016 Executive Incentive Compensation Program (furnished herewith)
10.2#	Form of 2016 Executive Incentive Compensation Program Restricted Stock Award Agreement (furnished herewith)

# Management contract or compensatory plan or arrangement.